Exhibit 13(b)

APPENDIX A

Funds and Portfolios

Dated February     , 2008

Natixis Cash Management Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Natixis Cash Management Trust – Money Market Series (formerly CDC Nvest Cash Management Trust – Money Market Series)

Natixis Funds Trust I, a business trust organized under the laws of the Commonwealth of Massachusetts

CGM Advisor Targeted Equity Fund

Hansberger International Fund

Natixis Income Diversified Portfolio

Natixis U.S. Diversified Portfolio (formerly, CDC Nvest Star Advisers Fund)

Natixis Value Fund (formerly, CDC Nvest Star Value Fund)

Loomis Sayles Core Plus Bond Fund

Vaughan Nelson Small Cap Value Fund

Westpeak 130/30 Growth Fund (formerly, Westpeak Capital Growth Fund)

Natixis Funds Trust II, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Large Cap Value Fund

Loomis Sayles Massachusetts Tax Free Income Fund

Natixis Funds Trust III, a business trust organized under the laws of the Commonwealth of Massachusetts

Harris Associates Focused Value Fund

Natixis Moderate Diversified Portfolio (formerly, CDC IXIS Moderate Diversified Portfolio)

Natixis Funds Trust IV, a business trust organized under the laws of the Commonwealth of Massachusetts

AEW Real Estate Fund

Loomis Sayles Funds I, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Bond Fund

Loomis Sayles Fixed Income Fund

Loomis Sayles Global Bond Fund

Loomis Sayles High Income Opportunities Fund

Loomis Sayles Inflation Protected Securities Fund

Loomis Sayles Institutional High Income Fund

Loomis Sayles Intermediate Duration Fixed Income Fund

Loomis Sayles Investment Grade Fixed Income Fund

Loomis Sayles Securitized Asset Fund

Loomis Sayles Small Cap Value Fund

Loomis Sayles Funds II, a business trust organized under the laws of the Commonwealth of Massachusetts

Loomis Sayles Global Markets Fund (formerly, Loomis Sayles Worldwide Fund)

Loomis Sayles Growth Fund

Loomis Sayles High Income Fund

Loomis Sayles Investment Grade Bond Fund (except for Class J shares)

Loomis Sayles Limited Term Government and Agency Fund

Loomis Sayles Mid Cap Growth Fund (formerly, Loomis Sayles Aggressive Growth Fund)

Loomis Sayles Municipal Income Fund

Loomis Sayles Research Fund

Loomis Sayles Small Cap Growth Fund

Loomis Sayles Strategic Income Fund

Loomis Sayles Tax-Managed Equity Fund

Loomis Sayles Value Fund

Gateway Trust, a business trust organized under the laws of the Commonwealth of Massachusetts

Gateway Fund

NATIXIS CASH MANAGEMENT TRUST NATIXIS FUNDS TRUST I NATIXIS FUNDS TRUST II NATIXIS FUNDS TRUST III NATIXIS FUNDS TRUST IV LOOMIS SAYLES FUNDS I LOOMIS SAYLES FUNDS II GATEWAY TRUST	BOSTON FINANCIAL DATA SERVICES, INC.

By:	By:

Name:	Name:

Title:	Title:

As an Authorized Officer on behalf of each of the Funds listed above.